                                                                    EXHIBIT (12)

FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

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                                                        THREE
                                                       MONTHS                                   Years Ended December 31,
                                                        ENDED    --------------------------------------------------------
                                                     MAR. 31,
(In millions)                                            2001         2000       1999        1998       1997        1996
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EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                     $      848          632      4,831       3,965      3,793       3,534
  Fixed charges, excluding capitalized
    interest                                            1,105        4,963      3,751       3,504      2,526       2,224
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        Earnings                              (A)  $    1,953        5,595      8,582       7,469      6,319       5,758
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Interest, excluding interest on deposits           $    1,070        4,828      3,645       3,395      2,420       2,120
One-third of rents                                         35          135        106         109        106         104
Capitalized interest                                        -            -          -           -          -           5
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        Fixed charges                         (B)  $    1,105        4,963      3,751       3,504      2,526       2,229
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                             (A)/(B)        1.77  X      1.13       2.29        2.13       2.50        2.58
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INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                     $      848          632      4,831       3,965      3,793       3,534
  Fixed charges, excluding capitalized
    interest                                            2,358       10,232      7,805       7,820      6,674       6,255
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        Earnings                              (C)  $    3,206       10,864     12,636      11,785     10,467       9,789
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Interest, including interest on deposits           $    2,323       10,097      7,699       7,711      6,568       6,151
One-third of rents                                         35          135        106         109        106         104
Capitalized interest                                        -            -          -           -          -           5
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        Fixed charges                         (D)  $    2,358       10,232      7,805       7,820      6,674       6,260
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                             (C)/(D)        1.36 X       1.06       1.62        1.51       1.57        1.56
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